UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 1, 2001

GENERAL MAGIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25374	77-0250147

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (408) 774-4000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On August 1, 2001, General Magic, Inc., the Registrant, issued a press release announcing that it has entered an agreement with OnStar Corporation, a subsidiary of General Motors Corp., to provide continued voice application development and maintenance services for the OnStar Virtual Advisor.

     Pursuant to this arrangement, the Company expects to receive additional revenue aggregating approximately $5.8 million per year, payable monthly for the term of the agreement, in exchange for making available to OnStar a set number of dedicated personnel to address OnStar's development, maintenance and support requirements for the OnStar Virtual Advisor service. The term of this agreement is for one year and is renewable for additional one-year terms upon OnStar's written request for renewal to the Company at least 120 days prior to the expiration of any term. The agreement may be terminated by either the Company or OnStar for cause if (i) the other party has committed a material breach of the agreement and does not cure such breach within thirty (30) days after receipt of written notice of the breach and (ii) in the event that either party is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations. The agreement is also terminable by OnStar in the event (i) of a sale of all or substantially all of the assets of the Company; or (ii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the outstanding shares of common stock of the Company, or representing 35% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, where OnStar reasonably determines, in its sole discretion, that any such event has created a substantial uncertainty as to the Company's continued ability to perform the services or a conflict of interest between the Company and OnStar.

     A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

     (b)     PRO FORMA FINANCIAL INFORMATION. Not applicable.

     (c)     EXHIBITS.

Exhibit No.	Description

99.1	Press release of the Registrant, dated August 1, 2001, announcing that the Company has signed an agreement with OnStar Corporation for the development of enhancements to the Virtual Advisor voice application developed and hosted by the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Magic, Inc.

	By:	/s/ Mary E. Doyle

August 6, 2001		Mary E. Doyle General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Registrant, dated August 1, 2001, announcing that the Company has signed an agreement with OnStar Corporation for the development of enhancements to the Virtual Advisor voice application developed and hosted by the Company.